Exhibit 10.1
SIXTH AMENDMENT
TO THE
TRUIST FINANCIAL CORPORATION PENSION PLAN
(October 1, 2020 Restatement)

WHEREAS, the Truist Financial Corporation Pension Plan (the “Plan”) was originally adopted effective as of October 1, 1944;
WHEREAS, the Plan was most recently restated effective as of October 1, 2020;
WHEREAS, under Section 7.2.1 of the Plan, the Board of Directors (the “Board”) of Truist Financial Corporation (the “Company”) has the right at any time to amend the Plan; and
WHEREAS, the Board wishes to amend the Plan to change the formula applicable for participants hired after January 1, 2024.
NOW, THEREFORE, effective January 1, 2024, the Plan is hereby amended in the respects hereinafter set forth:
1.    Section 2.1.1 of the Plan is amended to read as follows:
2.1.1    For a participant hired by a Participating Employer before January 1, 2024, the annual normal retirement benefit of a retired participant shall be computed on the basis of a single life annuity with respect to him equal to the sum of the amounts determined pursuant to subsections (a) and (b), as follows:

(a)1 percent of the participant’s final average compensation multiplied by his years of creditable service (as defined in Section 1.14) (not in excess of 35 years); plus

(b)0.5 percent of the participant’s final average compensation in excess of his covered compensation multiplied by his years of creditable service (as defined in Section 1.14) (not in excess of 35 years).

For a participant hired by a Participating Employer on or after January 1, 2024, the annual normal retirement benefit of a retired participant shall be computed on the basis of a single life annuity with respect to him equal to the sum of the amounts determined pursuant to subsections (a) and (b), as follows:

(c)0.94 percent of the participant’s final average compensation multiplied by his years of creditable service (as defined in Section 1.14) (not in excess of 35 years); plus

(d)0.47 percent of the participant’s final average compensation in excess of his covered compensation multiplied by his years of creditable service (as defined in Section 1.14) (not in excess of 35 years).

Exhibit 10.1

If a participant was an eligible employee before January 1, 2024, then terminates employment (before or after January 1, 2024) and subsequently is rehired as an eligible employee on or after January 1, 2024, such participant’s annual normal retirement benefit shall be determined by using Sections 2.1.1(a) and (b) for creditable service earned prior to such rehire date and using Sections 2.1.1(c) and (d) for creditable service earned on or after such rehire date.
2.    Section (f)(2)(i) of Exhibit G of the Plan is amended to read as follows:
(i)    As of the last day of each Crediting Period, each Personal Pension Account shall be credited with an Interest Credit equal to the product of the Personal Pension Account balance as of the end of the prior Crediting Period multiplied by the rate which, if compounded each Crediting Period for an entire calendar year, would yield an effective annual rate equal to the interest rate applicable to the Plan Year in which such Crediting Period begins. The applicable interest rate shall be equal to the monthly average for 30-year Treasury bond rates for the month of December in the immediately preceding Plan Year, as published in the Federal Reserve Statistical Release. Effective for Crediting Periods beginning on and after January 1, 2024, the applicable interest rate shall be equal to the monthly average for 30-year Treasury bond rates for the month of September in the immediately preceding Plan Year, as published in the Federal Reserve Statistical Release, but in accordance with Section 1.411(b)(5)-1(e)(3)(iv)(A) of the Treasury Regulations, for Crediting Periods beginning in the 2024 Plan Year, the Interest Credits provided for that year shall not be less than what would have been provided by using an applicable interest rate equal to the monthly average for 30-year Treasury bond rates for the month of December in the immediately preceding Plan Year, as published in the Federal Reserve Statistical Release. Notwithstanding the foregoing, the applicable interest rate for each Plan Year shall not be lower than 3%.
In no event will an acquired employee’s Personal Pension Account balance in the Plan be less than such acquired employee’s Personal Pension Account balance as of June 30, 2009 (under the SunTrust Plan), plus subsequent Interest Credits to such Account if the interest crediting rate were based on the Composite Corporate Bond Rate (described in IRS Notice 2004-34 for the month of December in the immediately preceding Plan Year, as published in applicable guidance from the Internal Revenue Service). Effective January 1, 2019, because the IRS ceased publishing the Composite Corporate Bond Rate as of December 2017, the Composite

Exhibit 10.1
Corporate Bond Rate (described in IRS Notice 2004-34) in the previous sentence shall be replaced with the applicable third segment rate used for Code section 417(e) purposes, for the month of December in the immediately preceding Plan Year. Effective for Crediting Periods beginning on and after January 1, 2024, the applicable interest rate shall be equal to applicable third segment rate used for Code section 417(e) purposes, for the month of September in the immediately preceding Plan Year, but in accordance with Section 1.411(b)(5)-1(e)(3)(iv)(A) of the Treasury Regulations, for Crediting Periods beginning in the 2024 Plan Year, the Interest Credits provided for that year shall not be less than what would have been provided by using an applicable interest rate equal to the Code section 417(e) purposes, for the month of December in the immediately preceding Plan Year. Acquired employees with Personal Pension Accounts Participants shall continue to receive Interest Credits to their Personal Pension Accounts through the end of the Crediting Period immediately preceding their annuity starting date.

Executed on this _27__ day of _September________, 2023.

TRUIST FINANCIAL CORPORATION
By: __/s/Ellen M. Fitzsimmons______________
Title: Chief Legal Officer and Head of Public
Affairs

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